U.S. Department of Justice

United States Attorney
District of New Hampshire
Federal Building         603/225-1552
53 Pleasant Street, 4th Floor
Concord, New Hampshire 03301

December 31, 2015

Jason C. Raofield
Covington & Burling LLP
One City Center
850 Tenth Street NW
Washington, DC

Re: Imperial Finance

Dear Attorney Raofield:

This letter confirms that the United States Attorney’s Office for the District of New Hampshire has concluded the investigation that was the subject of the April 30, 2012 Non-Prosecution Agreement with Imperial Holdings, Inc. (“Imperial”), now Emergent Capital, Inc.

This letter further confirms that Imperial has fully complied with the understandings specified in the Non-Prosecution Agreement, and that any and all obligations imposed on Imperial by the Non-Prosecution Agreement have come to an end.

It is further understood that Imperial may make public disclosure of this letter.

Thank you for your cooperation.

Respectfully,
Donald Feith
Acting United States Attorney

By:        /s/ Arnold H. Huftalen
Arnold H. Huftalen
Assistant U. S. Attorney

By:        /s/ Seth A. Aframe
Seth A. Aframe
Assistant U. S. Attorney